UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement

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☐  Definitive Proxy Statement

☒ Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

Runway Growth Finance Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of RUNWAY GROWTH FINANCE CORP. To Be Held On: June 16, 2022 at 11:00 a.m. ET This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/2/2022. Please visit http://www.astproxyportal.com/ast/22600, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. MAIL: You may request a card by following the instructions above. 1. The election of the following two persons to serve as members of the Board of Directors for a term of three years and until each of their respective succesors are elected and qualify. R. David Spreng Brian Laibow 2. To ratify the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To approve a proposal to authorize the Company to issue options, warrants or securities to subscribe to, convert to, or purchase common stock, subject to the conditions as set forth in the proxy statement. 4. To approve of the Company becoming subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended by the Small Business Credit Availability Act. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. Please note that you cannot use this notice to vote by mail.